                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549



                                    FORM 8-K


                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): November 13, 1996


                            Stuart Entertainment, Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



           Delaware                     0-10737               84-0402207
       ----------------             ---------------       ------------------
(State or other jurisdiction of       (Commission            (IRS Employer
        incorporation)               File Number)         Identification No.)



                              3211 Nebraska Avenue
                          Council Bluffs, Iowa   51501
              ----------------------------------------------------
              (Address of principal executive offices)  (Zip Code)


      Registrant's telephone number, including area code:  (712) 323-1488


                                 Not Applicable
         -------------------------------------------------------------
         (Former name or former address, if changed since last report)

Item 2.    Acquisition and Disposition of Assets.

         On November 13, 1996, Stuart Entertainment, Inc., a Delaware corporation (the "Company") completed a private placement (the "Offering") in reliance on Rule 144A of the Securities Act of 1933, as amended, of $100 million aggregate principal amount of its 12-1/2% Senior Subordinated Notes due 2004 (the "Notes"). Interest on the Notes will be payable semi-annually in arrears on each May 15 and November 15 commending May 15, 1997. The Notes will mature on November 15, 2004. The indenture governing the Notes imposes certain limitations on the Company's ability to, among other things, incur additional indebtedness, pay dividends or make certain other restricted payments and consummate certain asset sales.

         The Company used the net proceeds of the Offering (i) to repay in full existing revolving credit and term facilities, at which time such facilities will be cancelled, and certain other outstanding debt instruments, and (ii) to acquire substantially all of the assets and assume certain liabilities (the "Assets") of Trade Products, Inc., a Washington corporation ("Trade Products"), as described in the Asset Purchase Agreement dated August 6, 1996 and amended on October 10, 1996, between the Company, Trade Products, and Harry Poll, Ronald G. Rudy and Harry Wirth as the shareholders of Trade Products (collectively, the "Shareholders"). The Company purchased the Assets on November 13, 1996, for a total purchase price of $37.2 million, subject to certain post-closing adjustments, plus the issuance of warrants to purchase 300,000 shares of the Company's common stock. Neither Trade Products nor the Shareholders were affiliated with the Company. The sale results in the disposition of substantially all of Trade Product's assets.

         The Assets purchased include equipment to manufacture pulltab tickets, bingo paper, promotional games and other related gaming equipment, inventory, intellectual property rights and generally all other assets that were necessary to operate the business of Trade Products. Trade Products, a privately held company based in Seattle and the nation's largest maker and marketer of pulltab tickets, had 1995 sales of more than $36 million. Trade Products has been in existence since 1974 and produces more than 2.3 million charitable gaming tickets annually. The Company does not plan to make any material changes in the day-to-day operation of Trade Products.

Item 5.    Other Events.

         On November 13, 1996, the Company also entered into an Amended and Restated Credit Agreement with Bank of America National Trust and Savings Association and other parties signatory thereto (the "Credit Agreement"), which consists of a $30 million revolving credit facility. The Company may draw under the new Credit Agreement subject to availability pursuant to borrowing base requirements. The Company anticipates using the new credit facility to support future growth opportunities.

Item 7.          Financial Statements and Exhibits.

         (a)     Financial Statements of Trade Products, Inc.

         At this time it is impracticable for the Company to provide the financial statements required by this item. The required financial statements will be filed with the Securities and Exchange Commission by an amendment to this Form 8-K not later than 60 days after the date on which this Current Report on Form 8-K must be filed.

         (b)     Pro Forma Financial Information.

         At this time it is impracticable for the Company to provide the financial statements required by this item. The required financial statements will be filed with the Securities and Exchange Commission by an amendment to this Form 8-K not later than 60 days after the date on which this Current Report on Form 8-K must be filed.

         (c)     Exhibits.

                 2.1 Asset Purchase Agreement dated August 6, 1996, between the Company, Trade Products, Inc. and the Shareholders of Trade Products, Inc., is incorporated by reference to the Company's Current Report on Form 8-K, dated August 6, 1996.

                 2.2 First Amendment to Asset Purchase Agreement, dated as of October 10, 1996.

                 4.1 Warrant to Purchase 300,000 Shares of Common Stock of the Company dated November 13, 1996.

                 10.1 Employment Agreement dated November 13, 1996, between the Company and Ronald G. Rudy.

                 20.1 Press Release dated November 13, 1996, relating to the purchase of substantially all of the assets and certain liabilities of Trade Products, Inc.
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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                     STUART ENTERTAINMENT, INC.



Date:  November 27, 1996             By: /s/ Paul C. Tunink
                                        ---------------------------------------
                                        Paul C. Tunink, Vice President--Finance,
                                        Treasurer and Chief Financial Officer

                                 EXHIBIT INDEX

             Exhibit No.              Exhibit Description
             -----------              -------------------
                 2.1      Asset Purchase Agreement dated August 6, 1996,
                          between the Company, Trade Products, Inc. and the
                          Shareholders of Trade Products, Inc., is incorporated
                          by reference to the Company's Current Report on Form
                          8-K, dated August 6, 1996.

                 2.2 First Amendment to Asset Purchase Agreement, dated as of October 10, 1996.

                 4.1 Warrant to Purchase 300,000 Shares of Common Stock of the Company dated November 13, 1996.

                 10.1 Employment Agreement dated November 13, 1996, between the Company and Ronald G. Rudy.

                 20.1 Press Release dated November 13, 1996, relating to the purchase of substantially all of the assets and certain liabilities of Trade Products, Inc.